EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: January 25, 1996


                      The Travelers Indemnity Company



                      By: /s/ Charles J. Gallo, Jr.
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                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller


                      The Travelers Insurance Group, Inc.



                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller

                        PFS SERVICES, INC.



                      By: /s/ Mary Barnes Jenkins
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                         Name:  Mary Barnes Jenkins
                         Title:   Assistant Secretary


                      Associated Madison Companies, Inc.



                      By: /s/ Charles J. Gallo, Jr.
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                         Name:  Charles J. Gallo, Jr.
                         Title:   Vice-President and Controller


                      TRAVELERS GROUP INC.



                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller